Exhibit 99.1

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Contact:	Richard A. Lechleiter
Executive Vice President and
Chief Financial Officer
(502) 596-7734

KINDRED HEALTHCARE COMMENTS ON FINAL MEDICARE PAYMENT

CHANGES FOR LONG-TERM ACUTE CARE HOSPITALS

LOUISVILLE, Ky. (May 8, 2006) – Kindred Healthcare, Inc. (the “Company”) (NYSE:KND) today provided guidance on the expected impact of the final regulatory changes regarding Medicare reimbursement for long-term acute care (“LTAC”) hospitals issued by the Centers for Medicare and Medicaid Services (“CMS”) on May 2, 2006. Based upon the Company’s historical Medicare patient volumes, the Company expects that the final Medicare rules (the “Hospital Medicare Rule”) will reduce Medicare revenues to the Company’s hospitals associated with short stay outliers and high cost outliers by approximately $46 million on an annual basis. This estimate does not include the negative impact resulting from the elimination of the annual market basket adjustment to the Medicare payment rates that also is contained in the Hospital Medicare Rule. The annual market basket adjustment has typically ranged between 3% and 4%, or approximately $25 million to $30 million annually. The Hospital Medicare Rule will be effective for discharges occurring on or after July 1, 2006. The Hospital Medicare Rule also extends until July 1, 2008 CMS’s authority to impose a one-time retroactive budget neutrality adjustment to LTAC rates. This authority was scheduled to expire on October 1, 2006.

Paul J. Diaz, President and Chief Executive Officer of the Company, commented “Over the last several months, CMS has made significant reductions in the reimbursement for services provided to patients in LTAC hospitals. These reductions include (1) the diagnosis related group (“DRG”) re-weighting rules issued in August 2005 that resulted in an aggregate reduction in payments of approximately 4.2%, (2) the proposed DRG re-weighting rules for 2006 that will further decrease reimbursement effective October 1, 2006 by an additional 1.4%, and (3) the additional reductions resulting from the Hospital Medicare Rule and related elimination of the 2006 market basket adjustment. This amounts to a 12.9% or $125 million to $130 million annual reduction in reimbursement for our LTAC hospitals in a one-year period.”

“As a healthcare provider, LTAC hospitals offer unique and much needed services. The healthcare marketplace understands the value proposition of our services from a clinical and economic standpoint as evidenced by the growth in commercial and managed care payors seeking and utilizing our services.”

“As we have indicated in the past, we view reductions in payment as a shortsighted method to address perceived issues with LTAC hospitals. We are hopeful that CMS will avoid further payment cuts and will now turn its attention to developing certification criteria to ensure that only the most medically complex patients are treated in LTAC hospitals and that facilities defined as LTAC hospitals have the resources and capabilities to treat these patients. We have strongly advocated the development of LTAC hospital and patient certification criteria, along with enforcement of existing rules, as a more rational way to address LTAC hospital policy issues rather than payment cuts. We will continue our efforts to promote certification criteria as the best way of ensuring that Medicare beneficiaries who need long-term acute care hospital services receive high quality care in the most appropriate setting.”

Mr. Diaz further stated, “Over the next several weeks, we will continue to evaluate the impact that the Hospital Medicare Rule will have on our hospital operations and our hospital development activities. We also will further evaluate our operational alternatives to mitigate some of the impact of these reimbursement reductions.”

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding the Company’s expected future financial position, results of operations, cash flows, financing plans, business strategy, budgets, capital expenditures, competitive positions, growth opportunities, plans and objectives of management and statements containing the words such as “anticipate,” “approximate,” “believe,” “plan,” “estimate,” “expect,” “project,” “could,” “should,” “will,” “intend,” “may” and other similar expressions, are forward-looking statements.

Such forward-looking statements are inherently uncertain, and stockholders and other potential investors must recognize that actual results may differ materially from the Company’s expectations as a result of a variety of factors, including, without limitation, those discussed below. Such forward-looking statements are based on management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which the Company is unable to predict or control, that may cause the Company’s actual results or performance to differ materially from any future results or performance expressed or implied by such forward-looking statements. These statements involve risks, uncertainties and other factors discussed below and detailed from time to time in the Company’s filings with the Securities and Exchange Commission.

In addition to the factors set forth above, other factors that may affect the Company’s plans or results include, without limitation, (a) the Company’s ability to operate pursuant to the terms of its debt obligations and its master lease agreements with Ventas, Inc. (NYSE:VTR); (b) the Company’s ability to meet its rental and debt service obligations; (c) adverse developments with respect to the Company’s results of operations or liquidity; (d) the Company’s ability to attract and retain key executives and other healthcare personnel; (e) increased operating costs due to shortages in qualified nurses, therapists, and other healthcare personnel; (f) the effects of healthcare reform and government regulations, interpretation of regulations and changes in the nature and enforcement of regulations governing the healthcare industry; (g) changes in the reimbursement rates or methods of payment from third party payors, including the Medicare and Medicaid programs, and changes arising from the Medicare prospective payment system for LTAC hospitals, including the Hospital Medicare Rule, and the Medicare Prescription Drug, Improvement, and Modernization Act of 2003, and changes in Medicare and Medicaid reimbursements for the Company’s nursing centers; (h) national and regional economic conditions, including their effect on the availability and cost of labor, materials and other services; (i) the Company’s ability to control costs, including labor and employee benefit costs; (j) the Company’s ability to successfully pursue its development activities and successfully integrate new operations, including the realization of anticipated revenues, economies of scale, cost savings and productivity gains associated with such operations; (k) the increase in the costs of defending and insuring against alleged professional liability claims and the Company’s ability to predict the estimated costs related to such claims; (l) the Company’s ability to successfully reduce (by divestiture of operations or otherwise) its exposure to professional liability claims; (m) the Company’s ability to successfully dispose of unprofitable facilities; and (n) the Company’s ability to ensure and maintain an effective system of internal controls over financial reporting. Many of these factors are beyond the Company’s control. The Company cautions investors that any forward-looking statements made by the Company are not guarantees of future performance. The Company disclaims any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments.

Kindred Healthcare, Inc. through its subsidiaries operates hospitals, nursing centers, institutional pharmacies and a contract rehabilitation services business across the United States.